Exhibit 10.2

PROMISSORY NOTE

$10,000	Dallas, Texas July 1, 2008

FOR VALUE RECEIVED, the undersigned, ACES WIRED, INC., a Nevada corporation, hereby promises to pay to the order of KENNETH GRIFFITH ("Lender") the principal sum of TEN THOUSAND DOLLARS ($10,000), with interest on the unpaid balance thereof from the date hereof until maturity at the rate equal to the Long-Term Applicable Federal Rate then in effect (4.17%), as published by the Internal Revenue Service in accordance with section 1274(d) of the Internal Revenue Code, both principal and interest payable as hereinafter provided in lawful money of the United States of America.

All past due principal and/or interest or installments thereof shall bear interest at the highest rate for which the undersigned may legally contract under applicable law or, if no such rate is designated under applicable law, at the rate of eighteen percent (18%) per annum. The principal of this Note shall be payable on December 31,2009. Interest on the unpaid principal balance of this Note shall be due and payable at maturity.

The undersigned shall have the right to prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal.

It is the intent of the payee of this Note and the undersigned in the execution of this Note to contract in strict compliance with applicable usury law. In furtherance thereof. the said payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the undersigned nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to the undersigned the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the said payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to the undersigned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note the undersigned acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, the undersigned should have reason to believe that such loan is in fact usurious, it will give the holder of this Note notice of such condition and the undersigned agrees that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, which ever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, the undersigned and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon all the costs and expenses of said holder in enforcing this Note including, without limitation, reasonable attorneys' fees and legal expenses.

The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

No delay by Lender in exercising any right or remedy with respect to this Note shall operate as a waiver thereof, nor shall the exercise of any right or remedy with respect to this Note waive or preclude the later exercise of such right or remedy or any other right or remedy with respect to this Note. All rights and remedies afforded by law shall be cumulative, and all shall be available to Lender at all times until this Note has been paid and performed in full Any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy, and no waiver whatsoever shall be valid unless it is in a writing signed by Lender and then only to the extent specifically set forth in such writing.

The terms and provisions of this Note shall inure to the benefit of any assignee, transferee, or holder of this Note, and in the event of such transfer or assignment, each of the rights, powers, privileges and benefits conferred upon Lender by this Note shall automatically be vested in such transferee, assignee, or holder.

The terms and provisions of this Note shall be binding upon Borrower and its successors, assigns, and transferees, but any such assignment or transfer shall not relieve Borrower of its obligations under this Note. The invalidity or unenforceability of any of the provisions of this Note shall not affect the validity or enforceability of the remainder hereof.

If this Note is placed in the hands of an attorney for collection after default, or fall or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED FOR ALL PURPOSES BY THE LAW OF THE STATE OF TEXAS AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.

ACES WIRED, INC.

/s/ KENNETH R. GRIFFITH

Title: President